                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                AmeriCredit Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               AMERICREDIT CORP.
                               200 BAILEY AVENUE
                            FORT WORTH, TEXAS 76107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 14, 1995

To Our Shareholders:

    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of AmeriCredit Corp. (the "Company") will be held at the Colonial Country Club, 3735 Country Club Circle, in the City of Fort Worth, Texas on the 14th day of November, 1995, at 10:00 a.m. (local time) for the following purposes:

        1. To elect six (6) directors to hold office until the next annual election of directors by shareholders or until their respective successors are duly elected and qualified;

        2. To consider and act upon a proposal to approve and adopt the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.;

        3. To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending June 30, 1996; and

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on September 15, 1995, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. If you attend the meeting, you may revoke your proxy and vote in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     CHRIS A. CHOATE
                                                        SECRETARY

Dated: September 28, 1995

                               AMERICREDIT CORP.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 14, 1995

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by the Board of Directors on behalf of AmeriCredit Corp., a Texas corporation ("AmeriCredit" or the "Company"), to be voted at the 1995 Annual Meeting of Shareholders of AmeriCredit (the "Annual Meeting") to be held on November 14, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE.

    The principal executive offices of AmeriCredit are located at 200 Bailey Avenue, Fort Worth, Texas 76107. AmeriCredit's mailing address is the same as its principal executive offices.

    This Proxy Statement and accompanying proxy are being mailed on or about September 28, 1995. AmeriCredit's Annual Report covering the Company's fiscal year ended June 30, 1995 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

    The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

    In addition to the solicitation of proxies by use of the mail, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. AmeriCredit has also retained McCormick & Pryor Ltd., New York, New York to assist in the solicitation of proxies from shareholders and will pay McCormick & Pryor Ltd. a fee of approximately $5,000 for its services and will reimburse such firm for its out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners. The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares and other costs of solicitation, will be borne by AmeriCredit.

                            PURPOSES OF THE MEETING

    At the Annual Meeting, the shareholders of AmeriCredit will consider and vote on the following matters:

        1. The election of six (6) directors to hold office until the next annual election of directors by shareholders or until their respective successors are duly elected and qualified;

        2. The approval and adoption of the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.;

        3. The ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending June 30, 1996; and

        4. The transaction of such other business that may properly come before the Annual Meeting or any adjournments thereof.

                               QUORUM AND VOTING

    The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 15, 1995 (the "Record Date"). On the Record Date, there were 28,610,354 shares of Common Stock of the Company, par value $0.01 per share, outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. and for the ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending June 30, 1996.

    Abstentions and broker non-votes are counted towards determining whether a quorum is present. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

    The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each current director and nominee for director of the Company; (ii) each Named Executive Officer (as defined in the "Executive Compensation-Summary Compensation Table" on page 7 of this Proxy Statement);
(iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.

                                                                          COMMON STOCK      PERCENT OF
                                                                             OWNED          CLASS OWNED
                                                                        BENEFICIALLY(1)   BENEFICIALLY(1)
                                                                        ----------------  ---------------
Regan Partners, L.P...................................................     1,642,210(2)          5.74%
Clifton H. Morris, Jr.................................................     1,005,268(3)          3.43%
Michael R. Barrington.................................................       390,695(4)          1.35%
Daniel E. Berce.......................................................       411,603(5)          1.42%
James H. Greer........................................................       170,000(6)          *
Gerald W. Haddock.....................................................        90,000(7)          *
Kenneth H. Jones, Jr..................................................       299,840(8)          1.04%
Edward H. Esstman.....................................................       203,322(9)          *
Chris A. Choate.......................................................        34,625(10)         *
All Present Executive Officers and Directors as a Group (10
 Persons)(3)(4)(5)(6)(7)(8)(9)(10)....................................     2,701,262             8.76%

------------------------
*    Less than 1%

(1)  Except  as otherwise  indicated, the persons  named in the  table have sole voting and investment  power with  respect to  the shares  of Common  Stock shown  as beneficially owned  by them. Beneficial  ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the
     Securities Exchange  Act of  1934,  as amended  (the "Exchange  Act").  The percentages  are based upon 28,610,354 shares  outstanding as of the Record
     Date, except  for  certain parties  who  hold options  that  are  presently exercisable  or  exercisable  within  60  days  of  the  Record  Date.  The
     percentages  for  those  parties  who  hold  options  that  are   presently
     exercisable or exercisable within 60 days of the Record Date are based upon the  sum of 28,610,354 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days  of the Record Date held by them, as indicated in the following notes.

(2) As of the Record Date, the Company has been informed that Regan Partners, L.P. ("Regan Partners"), Athena Partners, L.P. ("Athena"), Basil P. Regan,
     Lenore Robins, Lee R. Robins and certain trusts and other investment funds controlled by such persons (collectively, the "Regan Group") hold an aggregate of 1,642,210 shares. Basil P. Regan is the sole general partner of Regan Partners and one of the general partners of Athena; the other general partner of Athena is Lenore Robins. Regan Partners has sole voting and investment power over 1,102,100 shares. Athena has sole voting and investment power over 332,300 shares. Basil P. Regan has sole voting power and investment power over 1,199,710 shares, consisting of 97,610 shares held directly or indirectly by him and 1,102,100 shares held by Regan
     Partners. Mr. Regan and Lenore Robins, as the general partners of Athena, share voting and investment power over the 332,300 shares held by Athena.
     Lenore Robins directly owns 2,200 shares as to which she has sole voting and investment power. Lee R. Robins directly owns 108,000 shares as to which he has sole voting and investment power. The address of Regan
     Partners  and Basil  P. Regan  is 6  East 43rd  Street, New  York, New York
     10017; the address of Athena,  Lenore Robins and Lee  R. Robins is 32  East
     57th Street, New York, New York 10022.

(3) This amount includes 683,999 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 118,990 shares of Common Stock in the name of Sheridan C. Morris, Mr. Morris' wife. This amount does not include 29,836 shares held in trust for the benefit of Mr. Morris' children and grandchildren, as to which Mr.
     Morris disclaims any beneficial interest.

(4) This amount includes 388,607 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(5) This amount includes 398,607 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(6) This amount includes 170,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 19,606 shares of Common Stock held by Mr. Greer's wife as separate property, as to which Mr. Greer disclaims any beneficial interest.

(7) This amount includes 90,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(8) This amount includes 186,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 12,500 shares of Common Stock held in the name of Mr. Jones' wife.
     This amount does not include 29,836 shares held by Mr. Jones as custodian for the benefit of Mr. Morris' children, as to which Mr. Jones disclaims any beneficial interest.

(9) This amount includes 184,333 shares subject to stock options that are currently exercisable or exercisable within 60 days.

(10) This amount includes 32,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    The Company's Bylaws provide that the number of Directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors or shareholders but shall not be less than three (3) nor more than fifteen (15). At a meeting of the Board of Directors on July 25, 1995, the number of directors comprising the Board of Directors for the ensuing year was set at six (6).

    Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company. Information regarding each nominee is set forth in the table and text below:

                                                                               YEAR FIRST
                                                  PRINCIPAL OCCUPATION &         ELECTED
            NOMINEE                  AGE             BUSINESS ADDRESS           DIRECTOR     OFFICE(S) HELD IN AMERICREDIT
-------------------------------      ---      -------------------------------  -----------  -------------------------------
Clifton H. Morris, Jr.                   60   Chairman of the Board, Chief           1988   Chairman of the Board, Chief
                                               Executive Officer and                         Executive Officer and
                                               President                                     President
                                               AmeriCredit Corp.
                                               200 Bailey Avenue
                                               Fort Worth, TX 76107
Michael R. Barrington                    36   President and Chief Operating          1990   Executive Vice President --
                                               Officer                                       Chief Operating Officer and
                                               AmeriCredit Financial                         Director
                                               Services, Inc.
                                               200 Bailey Avenue
                                               Fort Worth, TX 76107
Daniel E. Berce                          41   Executive Vice President --            1990   Executive Vice President --
                                               Chief Financial Officer and                   Chief Financial Officer,
                                               Treasurer                                     Treasurer and Director
                                               AmeriCredit Corp.
                                               200 Bailey Avenue
                                               Fort Worth, TX 76107
James H. Greer                           68   Chairman of Shelton W. Greer           1990   Director
                                               Co., Inc.
                                               3025 Maxroy Street
                                               P.O. Box 7327
                                               Houston, TX 77248
Gerald W. Haddock                        47   President and Chief Operating          1993   Director
                                               Officer
                                               Crescent Real Estate
                                               Equities, Inc.
                                               777 Main Street,
                                               Suite 2700
                                               Fort Worth, TX 76102
Kenneth H. Jones, Jr.                    60   Vice Chairman of KBK Capital           1988   Director
                                               Corp.
                                               Suite 2200
                                               301 Commerce Street
                                               Fort Worth, TX 76102

    CLIFTON H. MORRIS, JR. has been Chairman of the Board and Chief Executive Officer of the Company since May 18, 1988, and was also President of the Company from such date until April 1991 and from April 1992 to the present. Mr. Morris is also a director of Service Corporation International, a publicly held company which owns and operates funeral homes and related businesses, and Cash America International, Inc., a publicly held pawn brokerage company.

    MICHAEL R. BARRINGTON has been President and Chief Operating Officer of AmeriCredit Financial Services, Inc. ("AFSI"), a subsidiary of the Company, since AFSI's formation in July 1992. Mr. Barrington has also been Executive Vice President, Chief Operating Officer of the Company since November 1994 and Vice President of the Company from May 1991 until November 1994. From July 1990 until May 1991, Mr. Barrington was employed by the Company in various capacities, most recently as Vice President, Credit and Finance Operations.

    DANIEL E. BERCE is a certified public accountant and has been Executive Vice President, Chief Financial Officer and Treasurer for the Company since November 1994 and Vice President, Chief Financial Officer and Treasurer for the Company from May 1991 until November 1994. From May 1990 until May 1991, Mr. Berce was Vice President, Chief Financial Officer for the Company.

    JAMES H. GREER is the Chairman of Shelton W. Greer Co., Inc. which engineers, manufactures, fabricates and installs building specialty products, and has been such for more than five years. Mr. Greer is also a director of Service Corporation International, Tanknology Environmental, Inc. and Cash America International, Inc. Tanknology Environmental, Inc. is a publicly held company engaged in the environmental services industry.

    GERALD W. HADDOCK is President and Chief Operating Officer of Crescent Real Estate Equities, Inc., a publicly held real estate investment trust, and has been in such position since May 1994. From June 1990 until May 1994, Mr. Haddock was a partner with the Fort Worth, Texas law firm of Jackson & Walker, L.L.P. Mr. Haddock is also a director of Energy Service Company, Inc., a publicly held oil and natural gas services company.

    KENNETH H. JONES, JR. is Vice Chairman and a director of KBK Capital Corp., a publicly held non-bank commercial finance company, and has been in such position since January 1995. Mr. Jones is also of counsel and a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and has been with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years. Mr. Jones is also a director of Hallmark Financial Services, Inc., a publicly held Company engaged in the insurance business.

    If elected as a director of the Company, each director will hold office until next year's annual meeting of shareholders, expected to be held in November 1996, or until his respective successor is elected and has qualified.

    The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of Proxy intend to vote the shares represented in such Proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

BOARD COMMITTEES AND MEETINGS

    Standing committees of the Board include the Audit Committee and the Stock Option/Compensation Committee.

    The Audit Committee's principal responsibilities consist of (i) recommending the selection of independent auditors, (ii) reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and (iii) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally. Members consist of Messrs. Greer, Haddock and Jones.

    The Stock Option/Compensation Committee (i) administers the Company's employee stock option plans and reviews and approves the granting of stock options and (ii) reviews and approves compensation for officers. Members consist of Messrs. Greer, Haddock and Jones.

    The Board of Directors held five regularly scheduled meetings and one special meeting during the fiscal year ended June 30, 1995. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. With the exception of Mr. Greer, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served. Mr. Greer attended 67% of all such meetings.

DIRECTOR COMPENSATION

    Members of the Board of Directors currently receive a $2,000 quarterly retainer fee and an additional $2,000 fee for attendance at meetings of the Board. Members of Committees of the Board of Directors are paid $1,000 per quarter for participation in all committee meetings held during that quarter.

    At the 1990 Annual Meeting of Shareholders, the Company adopted the 1990 Stock Option Plan for Non-Employee Directors of AmeriCredit Corp. (the "1990 Director Plan"), which provides for grants to the Company's nonemployee directors of nonqualified stock options and reserves, in the aggregate, a total of 750,000 shares of Common Stock for issuance upon exercise of stock options granted under such plan. Under the 1990 Director Plan, each nonemployee director receives, upon election as a Director and thereafter on the first business day after the date of each annual meeting of shareholders of the Company, an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option is fully vested upon the date of grant but may not be exercised prior to the expiration of six months after the date of grant. On November 10, 1994, options to purchase 10,000 shares of Common Stock were granted under the 1990 Director Plan to each of Messrs. Haddock, Greer and Jones. The exercise price for such options was $6.50, the last reported sale price of the Common Stock on the NYSE on the day preceding the date of grant. Each nonemployee director elected at the 1995 Annual Meeting of Shareholders will receive an option to purchase 10,000 additional shares of Common Stock pursuant to the 1990 Director Plan following such meeting.

    At the 1991 Annual Meeting of Shareholders, the Company adopted the 1991 Nonemployee Director Stock Option Plan of AmeriCredit Corp. (the "1991 Director Plan"). The 1991 Director Plan provided for each of the nonemployee directors as of April 24, 1991, the effective date of the Plan, to receive options to purchase 150,000 shares of Common Stock at an exercise price of $2.80 per share. The exercise price for such options represented the average of the closing prices of the Common Stock reported on the NYSE from April 17, 1991 through April 23, 1991, constituting the five business days preceding the adoption of the 1991 Director Plan by the Board of Directors. Messrs. Greer and Jones received options under the 1991 Director Plan following the adoption of such Plan by the shareholders. No additional options will be granted under the 1991 Director Plan.

    In addition, Mr. Jones holds options to purchase 16,000 shares of Common Stock previously granted by the Company under the 1989 Stock Option Plan for Nonemployee Directors of AmeriCredit Corp. (the "1989 Director Plan"). Effective with the completion of the Company's initial public offering in November 1989, the Company terminated the 1989 Director Plan as to future grants and such plan was terminated except as to options previously granted that remained outstanding as of such date. On April 5, 1993, Mr. Haddock was granted options to purchase 100,000 shares of Common Stock under the 1989 Stock Option Plan (with Stock Appreciation Rights) of AmeriCredit Corp. pursuant to a formula contained in such plan for option grants made to non-employee directors. The options granted to Mr. Haddock under this plan vest incrementally over a four year period and are exercisable at a price of $3.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Stock Option/Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served on the compensation committee, or as a director, of another corporation, one of whose executive officers served on the Stock Option/ Compensation Committee or on the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the fiscal years shown.

                                                                                        LONG TERM
                                                                                     COMPENSATION --
                                                                                          AWARDS
                                                        ANNUAL COMPENSATION          ----------------    ALL OTHER
NAME AND                                        -----------------------------------      OPTIONS/      COMPENSATION
PRINCIPAL POSITION                                YEAR     SALARY ($)    BONUS ($)     SARS (#)(1)        ($)(2)
----------------------------------------------  ---------  -----------  -----------  ----------------  -------------
Clifton H. Morris, Jr.........................       1995      287,620      128,070        150,000           41,771
 Chairman, CEO and President                         1994      276,800       39,780        141,333           42,217
                                                     1993      273,000      --              --               52,472
Michael R. Barrington.........................       1995      201,204       73,281        162,500            5,737
 President and Chief                                 1994      191,800       27,030         96,107            2,088
 Operating Officer -- AFSI                           1993      186,200      --              --                  653
Daniel E. Berce...............................       1995      201,204       73,281        125,000            6,615
 Executive Vice President,                           1994      191,800       27,030         96,107            4,765
 Chief Financial Officer                             1993      186,200      --              75,000              575
 and Treasurer
Edward H. Esstman.............................       1995      162,666       65,067        100,000           10,305
 Executive Vice President,                           1994      158,846       16,000         85,333           10,301
 Director of Consumer                                1993      125,000       25,000        150,000           34,755
 Finance -- AFSI (3)
Chris A. Choate...............................       1995       96,000       31,200         15,000            3,127
 Vice President,                                     1994       90,000        9,000         37,500            2,076
 General Counsel                                     1993       84,050      --              15,000          --
 and Secretary

------------------------
(1) For Messrs. Morris, Barrington, Berce and Esstman, the 1995 awards include options conditionally granted to such individuals under the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. proposed for adoption by shareholders in this Proxy Statement.

(2) The amounts disclosed in this column for fiscal 1995 include payment by the Company of premiums for term life insurance on behalf of Messrs. Barrington, Berce and Esstman of $1,237, $2,120 and $5,805, respectively, and premiums of $37,271 under a whole life insurance policy on Mr. Morris. The amounts in this column for fiscal 1995 also include contributions by the Company, made in the form of the Company's Common Stock, to 401(k) retirement plans for each executive officer, as follows: Messrs. Morris, Barrington, Berce and Esstman, $4,500; and Mr. Choate, $3,127.

(3) Upon joining the Company in fiscal 1993, Mr. Esstman received a $25,000 signing bonus and a $34,755 allowance for relocation expenses (of which $6,733 was reimbursement for income taxes associated with such allowance).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options to the Named Executive Officers of the Company during the fiscal year ended June 30, 1995.

                                                                 INDIVIDUAL GRANTS
                                              --------------------------------------------------------
                                                               % OF TOTAL
                                                              OPTIONS/SARS     EXERCISE                 GRANT DATE
                                                               GRANTED TO         OR                      PRESENT
                                              OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION      VALUE
                                               GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        ($)(1)
                                              -------------  ---------------  -----------  -----------  -----------
Clifton H. Morris, Jr.......................     150,000(2)          14.4           8.75     4/24/2002   $ 734,100
  Chairman, CEO and President
Michael R. Barrington.......................     125,000(2)          12.0           8.75     4/24/2002   $ 611,750
  President and Chief Operating                   37,500(3)           3.6          14.50     5/01/2000   $  97,988
  Officer -- AFSI
Daniel E. Berce.............................     125,000(2)          12.0           8.75     4/24/2002   $ 611,750
  Executive Vice President, Chief
  Financial Officer and Treasurer
Edward H. Esstman...........................     100,000(2)           9.6           8.75     4/24/2002   $ 489,400
  Executive Vice President, Director
  of Consumer Finance -- AFSI
Chris A. Choate.............................      15,000(4)           1.4           8.75     4/24/2005   $  86,895
  Vice President, General
  Counsel and Secretary

------------------------
(1) As suggested by the SEC's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date pre-tax present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations are based on a seven year option term in the case of Messrs. Morris, Berce, Esstman and the first grant to Mr. Barrington; a five year option term in the case of the second grant to Mr. Barrington; and a ten year option term in the case of the grant to Mr. Choate. The calculations are also based upon the following assumptions: annual dividend growth of 0 percent, volatility of approximately 42% (49% in the case of the second grant to Mr. Barrington), and a risk-free rate of return based on the published Treasury yield curve effective on the grant date. There can be no assurance that the amounts reflected in this column will be achieved.

(2) These options were granted to Messrs. Morris, Barrington, Berce and Esstman under the terms of the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp., subject to shareholder approval of such Plan as proposed in this Proxy Statement. The Options, which expire seven years after the date of grant, become exercisable on the earlier of (i) January 28, 2002,
     (ii) the next business day after the conclusion of any period of 45 consecutive trading days (i.e., days on which the Company's Common Stock is traded on the NYSE or, if the Common Stock is not then listed on the NYSE, then on such other exchange or over-the-counter market on which the Common Stock may be listed or traded) during which the average of the closing prices of the Company's Common Stock for such 45 day period is equal to or greater than 125% of the exercise price per share, or (iii) the occurrence of a change in control of the Company. The options, however, may not become exercisable for a period of one year after the date of grant except in the case of a change in control of the Company. As of the Record Date, these options have not qualified for accelerated vesting based on the average of the closing prices of the Company's Common Stock over a period of 45 consecutive trading days. If the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. is not approved by shareholders at the Annual Meeting, these option grants shall be null and void.

(3) The options granted to Mr. Barrington for 37,500 shares are fully vested on the date of grant and expire on May 1, 2000.
(4) The options granted to Mr. Choate, which expire ten years after the grant date, become exercisable 20% six months after the grant date and in 20% increments thereafter on the anniversary date of the grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    Shown below is information with respect to the Named Executive Officers regarding option exercises during the fiscal year ended June 30, 1995, and the value of unexercised options held as of June 30, 1995.

                                                                       NUMBER OF          VALUE OF UNEXERCISED
                                                                      UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS AT           OPTIONS/SARS
                                                                        FY-END                 AT FY-END
                                                                        (#)(1)                   (#)(1)
                                          SHARES        VALUE     -------------------  --------------------------
                                       ACQUIRED ON    REALIZED       EXERCISABLE/             EXERCISABLE/
NAME                                   EXERCISE (#)      ($)         UNEXERCISABLE           UNEXERCISABLE
-------------------------------------  ------------  -----------  -------------------  --------------------------
Clifton H. Morris, Jr................          -0-          N/A     633,999/300,000      $4,338,707/$1,595,250
  Chairman, CEO and
  President
Michael R. Barrington................       35,000      249,375     368,607/145,000       $2,032,998/$462,600
  President and Chief Operating
  Officer -- AFSI
Daniel E. Berce......................          -0-          N/A     403,607/145,000       $2,322,214/$462,600
  Executive Vice President,
  Chief Financial Officer
  and Treasurer
Edward H. Esstman....................          -0-          N/A     154,333/180,000       $1,009,802/$845,900
  Executive Vice President,
  Director of Consumer
  Finance -- AFSI
Chris A. Choate......................          -0-          N/A      27,000/40,500         $147,810/$178,590
  Vice President, General
  Counsel and Secretary

------------------------
(1) Values stated are pre-tax and are based upon the closing price of $11.13 per share of the Company's Common Stock on the NYSE on June 30, 1995, the last trading day of the fiscal year. For Messrs. Morris, Barrington, Berce and Esstman, the number and value of unexercisable options at June 30, 1995 includes options conditionally granted to such individuals under the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. described in this Proxy Statement and proposed for adoption by shareholders at the Annual Meeting.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Stock Option/Compensation Committee of the Board of Directors (the "Committee") is composed of the three non-employee directors of the Company, namely Messrs. Greer, Haddock and Jones. The Committee is responsible for all elements of the total compensation program for executive officers and senior management personnel of the Company, including stock option grants and the administration of other incentive programs.

GENERAL

    The objectives of the Company's compensation strategy are (i) to attract and retain the best possible executive talent, (ii) to motivate its executives to achieve the Company's goals, (iii) to link executive and shareholder interest through compensation plans that provide opportunities for management to become substantial shareholders in the Company, and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. Development of the Company's overall compensation strategy was based, in part, on a comprehensive report prepared in fiscal 1994 by William M. Mercer Incorporated, independent compensation consultants (the "Mercer Report"). The Mercer Report evaluated all components of executive compensation at the Company, including an analysis of such components relative to other companies engaged in businesses similar to the Company. None of the peer companies evaluated in the Mercer Report are included in the S & P Financial Index contained in the Performance Graphs on pages 13 and 14 of this Proxy Statement. The companies evaluated in the Mercer Report are principally engaged in the indirect lending business similar to the Company, while the companies comprising the S & P Financial Index include banks, insurance companies, savings and loans and other diversified financial companies. Although the Mercer Report was prepared in fiscal 1994, the Committee believes that it remains an appropriate benchmark for evaluating executive compensation at the Company for fiscal 1995.

COMPONENTS OF COMPENSATION OF EXECUTIVE OFFICERS.

    Compensation paid to the Company's executive officers in fiscal 1995, the separate elements of which are discussed below, consisted of the following: base salary, annual bonus for fiscal 1995 and stock options granted under the Company's stock option plans.

    BASE SALARY

    The Company's objective is to establish and maintain executive salary levels that reflect position responsibilities and the replacement cost and value of attracting and retaining top executive talent. As a result, the salary objective is to establish base salary levels at approximately the 75th percentile of similar financial services companies identified in the Mercer Report. At this level, the Company believes that it will be positioned to attract, retain and motivate the best possible executive talent.

    For most of fiscal 1995, base pay levels for the CEO and for Messrs. Barrington, Berce and Esstman were established by employment agreements entered into between the Company and such executive officers in prior fiscal years. The employment agreements with Messrs. Morris, Barrington and Berce were executed in fiscal 1991; the agreement with Mr. Esstman was executed in fiscal 1993. All of these employment agreements, which are described in greater detail elsewhere in this Proxy Statement, provide for certain minimum annual base salary with salary increases, bonuses and other incentive awards to be made at the discretion of this Committee. On April 24, 1995, the Committee authorized a base salary increase of 10% for Messrs. Morris, Barrington, Berce and Esstman. The Committee considered this increase to be appropriate in light of the contributions of these individuals to the Company's success in expanding its indirect lending business and in increasing its earnings. The Committee also noted that the base salaries of Messrs. Morris, Barrington and Berce had not been increased since the execution of their employment agreements in fiscal 1991. Based on the findings in the Mercer Report, the Committee believes that in fiscal 1995, the base salary levels of the Named Executive Officers are consistent with the objective of setting salary levels at the 75th percentile of similar financial services companies.

    ANNUAL INCENTIVE

    The purpose of annual incentive bonus awards is to encourage executive officers and key management personnel to exercise their best efforts and management skills toward achieving the Company's predetermined objectives. In fiscal 1995, the CEO and the other Named Executive Officers received predetermined annual incentive awards equal to between 32.5% and 47.5% of their base salary. As described in the Company's 1994 Proxy Statement, these bonus awards were made in return for the Company's successfully meeting earnings per share targets defined by the Committee prior to fiscal 1995. Under this plan, minimum earnings levels were required to be obtained before any bonuses were awarded; the plan also defined maximum award levels. Bonus levels under the 1995 annual incentive plan were targeted at approximately the 50th percentile of incentive awards for companies identified in the Mercer Report.

    For fiscal 1996, the Committee has approved an incentive plan similar to the plan in effect for fiscal 1995, including the establishment of earnings targets and award levels associated with the Company's success in meeting those targets.

    LONG-TERM INCENTIVE

    The Company's long-term incentive plan is presently comprised of awards of non-qualified stock options designed to promote the identity of long-term interests between the Company's executives and its shareholders and to assist in the retention of key executives and management personnel. Since the full benefit of stock option compensation cannot be realized unless stock appreciation occurs over a number of years, stock option grants are designed to provide an incentive to create shareholder value over a sustained period of time.

    At the Annual Meeting, shareholders will be requested to approve the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. which will provide the Committee with more flexibility in structuring long-term incentive awards to key executives and management personnel. Subject to shareholder approval of such Plan, Messrs. Morris, Barrington, Berce and Esstman were granted options with performance-accelerated vesting during fiscal 1995. These options vest and become exercisable six years and nine months from the date of grant, but are eligible for accelerated vesting beginning one year from grant if the average of the closing prices of the Company's Common Stock for a period of 45 consecutive trading days equals or exceeds 125% of the exercise price per share of such options on the date of grant. Consequently, the full value of these options cannot be realized before January 2002 unless the price of the Company's stock increases by more than 25% from the fair market value on the date of grant (I.E., the average of the per share closing prices must equal or exceed $10.94 over a period of 45 consecutive trading days), and remains at that level or higher for a sustained period of time. This condition for accelerated vesting has not been met as of the Record Date. The Mercer Report indicated that few, if any, of the peer companies evaluated in the Report grant options similar to the performance-accelerated options granted to Messrs. Morris, Barrington, Berce and Esstman in fiscal 1995. In light of previous stock options granted to these executive officers, all of which were considered by this Committee, the performance-oriented structure of these options is intended to provide additional incentive to create significant shareholder value over a long-term period.

    The Committee also approved a one-time option grant to Mr. Barrington during fiscal 1995 for 37,500 shares at an exercise price of $14.50 per share. This grant, which is fully vested and will terminate on May 1, 2000, is intended to equalize the number and value of options held by Messrs. Barrington and Berce. In connection with this grant, the Committee also terminated, with Mr. Berce's consent, a portion of an option grant previously made to Mr. Berce for a like amount of shares at the same price. The Committee believes that these transactions were appropriate in light of the significant and joint contributions made by Messrs. Barrington and Berce to the success of the Company. These contributions -- and the impact that Messrs. Barrington and Berce have on the Company as a team -- led the Committee to conclude that it was in the best interests of the Company if both executive officers participated equally in future growth and success of the Company and any related stock price appreciation.

    OTHER COMPENSATION PLANS

    The Company maintains certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive personnel who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

FISCAL 1995 COMPENSATION OF CEO

    The Committee's general approach in setting Mr. Morris' target annual compensation is to seek to be competitive with the financial services companies identified in the Mercer Report, but to have a large percentage of his target compensation based upon objective long-term criteria. During fiscal 1995, Mr. Morris received $269,620 in base salary. As noted above, Mr. Morris' base salary was increased 10% on April 24, the first increase in Mr. Morris' salary since the execution of his employment contract in fiscal 1991. According to the Mercer Report, Mr. Morris' base salary, including the 10% increase, is approximately equal to the 75th percentile as compared to companies identified in that report. The salary amount shown for Mr. Morris in the "Executive Compensation -- Summary Compensation Table" on page 7 of this Proxy Statement includes director fees in addition to his base salary.

    Mr. Morris also received a cash bonus under the 1995 incentive plan equal to 47.5% of his base salary. This bonus award was made in return for the Company's success in obtaining a predetermined earnings per share target for the fiscal year. The amount of the bonus was established by the Committee prior to the commencement of the fiscal year. The amount of Mr. Morris' bonus, although not the maximum possible award under the plan, did exceed the median bonus award as a result of the Company's financial performance. As noted above and described in the Company's 1994 Proxy Statement, the bonus levels for Mr. Morris under the annual incentive plan for fiscal 1995 were targeted at approximately the 50th percentile of incentive awards for companies identified in the Mercer Report.

    In addition to his cash compensation, Mr. Morris was granted options to purchase 150,000 shares of Common Stock during fiscal 1995. As noted above, in order to provide incentive for the creation of sustained shareholder value and considering options previously granted, the options granted to Mr. Morris provide for performance accelerated vesting. The options become exercisable six years and nine months from date of grant, but are eligible for accelerated vesting beginning one year from grant if the average of the closing prices of the Company's Common Stock over a period of 45 consecutive trading days equals or exceeds 125% of the exercise price per share of such options on the date of grant (i.e., the average of the per share closing prices must equal or exceed $10.94 over a period of 45 consecutive trading days). The Committee believes that this option grant epitomizes its compensation strategy by expressly conditioning the ultimate benefit of the grant to Mr. Morris upon the achievement of a significant and sustained appreciation in the price of the Company's common stock.

                                          GERALD W. HADDOCK
                                          JAMES H. GREER
                                          KENNETH H. JONES, JR.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graphs on Pages 13 and 14 shall not be incorporated by reference into any such filings.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN CONTROL
ARRANGEMENTS

    The Company has entered into employment agreements with four of its Named Executive Officers. Messrs. Clifton H. Morris, Jr., Michael R. Barrington and
Daniel E. Berce entered into employment agreements with the Company during fiscal 1991. These agreements contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation thereunder is determined annually by the Company's Board of Directors, subject to minimum annual compensation for Messrs. Morris, Barrington and Berce of $265,200, $180,200 and $180,200, respectively. Included in each agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years thereafter. The employment agreements also provide that if the employee is terminated by the Company other than for cause, the Company will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. In the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of the Company (as that term is defined in the employment agreements), the employee will be entitled to earned and vested bonuses at the date of termination plus the remainder of his current year's salary (undiscounted) plus the present value (employing an interest rate of 8%) of two additional years' salary (for which purpose "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three year period).

    Mr. Edward H. Esstman entered into an employment agreement with the Company in May 1993. Mr. Esstman's agreement provides for a term that renews annually for successive five year periods with minimum annual compensation of $160,000; the agreement also contains a covenant not to compete with the Company during the term of employment and for a period of two years thereafter. The employment agreement also provides that if Mr. Esstman is terminated by the Company other than for cause, the Company will pay to Mr. Esstman an amount equal to one year's salary (undiscounted).

    In addition to the employment agreements described above, the terms of all stock options granted to the Named Executive Officers provide that such options will become immediately vested and exercisable upon the occurrence of a change in control as defined in the stock option agreements evidencing such grants.

    The provisions and terms contained in these employment and option agreements could have the effect of increasing the cost of a change in control of the Company and thereby delay or hinder such a change in control.

PERFORMANCE GRAPH

    The following graph presents cumulative shareholder return on the Company's Common Stock for the five years ended June 30, 1995. The Company is compared to the S&P 500 and the S&P Financial Index. Each Index assumes $100 invested at the beginning of the measurement period and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

    The data source for all graphs is S&P Compustat Services and Dow Jones News Retrieval.

               COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1990-1995

                                 [LOGO]

                          JULY 1990  JUNE 1991  JUNE 1992  JUNE 1993  JUNE 1994  JUNE 1995
                          ---------  ---------  ---------  ---------  ---------  ---------
AmeriCredit               $  100.00  $   20.00  $   16.30  $   29.63  $   34.81  $   65.93
S&P 500                   $  100.00  $  107.39  $  121.85  $  138.40  $  140.26  $  176.77
S&P Financials            $  100.00  $  104.60  $  132.52  $  171.53  $  171.94  $  206.39

    The Company believes that a more appropriate comparison of its performance relative to the S&P 500 and the S&P Financial Index can be seen in the period July 1, 1992 to June 30, 1995. The comparison for this three year period reflects performance of the Company's stock relative to these indices for the period during which the Company's business concentrated on consumer finance.

               COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1992-1995

                                 [LOGO]

                          JULY 1992  JUNE 1993  JUNE 1994  JUNE 1995
                          ---------  ---------  ---------  ---------
AmeriCredit               $  100.00  $  181.82  $  213.64  $  404.55
S&P 500                   $  100.00  $  138.40  $  115.11  $  145.07
S&P Financials            $  100.00  $  129.44  $  129.75  $  155.75

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934, as amended, reports of ownership and changes of ownership with the SEC. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended June 30, 1995, all filing requirements applicable to its executive officers and directors were complied with.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

            PROPOSAL TO APPROVE AND ADOPT THE 1995 OMNIBUS STOCK AND
                      INCENTIVE PLAN FOR AMERICREDIT CORP.
                                    (ITEM 2)

    On April 24, 1995, the Stock Option/Compensation Committee of the Board of Directors approved the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (the "Omnibus Plan"). The Board of Directors, in July 1995, ratified the action of the Stock Option/Compensation Committee and directed that the Omnibus Plan be submitted to the shareholders of the Company for approval and adoption. If approved by shareholders, the Omnibus Plan will provide for the granting of stock options and other stock and cash awards in order to facilitate the attraction, retention and motivation of key employees, as well as enabling such employees to participate in the long-term growth and financial success of the Company.

    The proposed Omnibus Plan is set forth in Appendix A. Primary aspects of the Plan are as follows.

SHARES RESERVED UNDER THE OMNIBUS PLAN

    The number of shares of Common Stock that may be issued or awarded under the Omnibus Plan shall not exceed two million, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the Omnibus Plan may be drawn from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market and held as treasury shares. On September 21, 1995, the closing price of the Company's Common Stock on the New York Stock Exchange was $11.75.

ADMINISTRATION OF THE OMNIBUS PLAN

    The Omnibus Plan shall be administered by a committee designated by the Board of Directors and composed of at least three directors, each of whom, as required by Rule 166-3 under the Exchange Act, is a "disinterested person" within the meaning of this rule. Currently, the Stock Option/Compensation Committee will serve as administrator of the Omnibus Plan. The Committee shall have, among other powers, the power to interpret, waive, amend, establish or suspend rules and regulations of the Omnibus Plan in its administration of such Plan. The Committee shall have the sole discretion to determine the number or amount of shares, units, cash or other rights or awards, the nature and types of which are described below, to be granted to any participant.

GRANTS UNDER THE OMNIBUS PLAN

    STOCK OPTIONS. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986 and/or nonqualified stock options. The term, exercisability and other provisions of an option shall be fixed by the Committee. The option price shall be any price determined by the Committee except that, in the case of an incentive stock option, the price shall not be less than the fair market value of the Company's Common Stock on the date of grant.

    RESTRICTED SHARE AWARDS. The Committee may also award shares of the Company's Common Stock under a Restricted Share Award. The Committee shall fix the restrictions and the restriction period applicable to each Restricted Share Award; provided, however, that the restriction period shall not exceed 10 years from the date of grant. The recipient of a Restricted Share Award will be unable to dispose of the shares prior to the expiration of the restriction period. During this period, the recipient will be entitled to vote the shares and receive any regular cash dividends on such shares. Each stock certificate representing a Restricted Share Award will be required to bear a legend giving notice of the restrictions in the grant.

    PERFORMANCE AWARDS. The Committee may grant Performance Awards under which payment may be made in shares of the Company's Common Stock (including restricted shares), a combination of shares and cash or cash if the performance of the Company meets certain goals established by the Committee during an award period. The Committee, in its discretion, will determine the performance goals, the length of an award period, and the manner and medium of payment of each Performance Award. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

    STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") either singly or in combination with an underlying stock option or Performance Award under the Omnibus Plan. The term, exercisability and other provisions of an SAR or LSAR may be fixed by the Committee. SARs entitle the grantee to receipt of the same economic value that would have been derived from exercise of an option. LSARs are similar to SARs but become exercisable only upon a tender offer or exchange offer for at least 30% of the outstanding shares of the Company's Common Stock. Payment of an SAR or LSAR may be made in cash, in shares or a combination of both at the discretion of the Committee. If an SAR or LSAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

    Each award under the Omnibus Plan will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award.

    Upon a change in control as defined in, and subject to certain limitations under, the Omnibus Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Awards are nontransferable; however, if so provided in an award agreement, an award may be transferred, without payment of consideration, to immediate family members, or to partnerships whose partners are such family members or, except as prohibited by Rule 16b-3 under the Exchange Act, to a person or other entity for which the grantee is entitled to a deduction for a "charitable contribution" under the Internal Revenue Code of 1986.

    ELIGIBLE PARTICIPANTS

    Under the Omnibus Plan, and as designated by the Committee, any employee of the Company or the Company's affiliates who is not a member of the Committee may participate in the Plan and receive award(s) thereunder. Currently, all of the Company's employees (approximately 275 persons) are eligible to participate in the Omnibus Plan.

    On April 24, 1995, in connection with approving and adopting the Omnibus Plan, the Committee authorized the grant of nonqualified stock options under the Plan to the following executive officers: Mr. Morris, 150,000 shares; Mr. Barrington, 125,000 shares; Mr. Berce, 125,000 shares; and Mr. Esstman, 100,000 shares. These grants, which are described in the table on page 8 of this Proxy Statement and are discussed in the Report of the Compensation Committee on Executive Compensation beginning on page 9, vest and become exercisable six years and nine months from the date of grant. However, the options are eligible for accelerated vesting beginning one year from grant if the average of the closing prices of the Company's Common Stock for a period of 45 consecutive trading days equals or exceeds 125% of the $8.75 exercise price per share of such options, or $10.94. As of the Record Date, this condition for accelerated vesting has not occured. The grant of these options is subject to shareholder approval of the Omnibus Plan.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTIONS. The grant of an incentive stock option or a nonqualified stock option will not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option will result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding will be required.

    The exercise of an incentive stock option will not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and
(ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the employee as long term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

    If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee will recognize ordinary income and the Company will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

    RESTRICTED SHARE AWARDS. The grant of Restricted Shares should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture." If there are not such restrictions, the grantee will recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding will be required.

    SARS, LSARS AND PERFORMANCE AWARDS. The grant of an SAR, LSAR or a Performance Award will not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR or LSAR or the receipt of shares or cash under a Performance Award, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding will be required.

OTHER INFORMATION

    Upon approval of the Company's shareholders, the Omnibus Plan will be effective April 24, 1995 and will terminate on April 24, 2005, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Board or the Committee may amend the Omnibus Plan as it deems advisable; provided, however, that shareholder approval must be obtained for any amendment increasing the number of available shares under the plan or changing the class of eligible participants, permit the granting of awards which expire more than ten years after the grant date, or extend the termination date of the Omnibus Plan. Employees who will participate in the Omnibus Plan in the future and the amounts of award(s) to such employees are to be determined by the Committee subject to any restrictions outlined above. Other than the stock options granted to Messrs. Morris, Barrington, Berce and Esstman, as described above, it is not possible to state the terms of any other individual options or awards that may be issued under the Omnibus Plan or the names or positions of or respective amounts of the allotment to any individuals who may participate.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE OMNIBUS PLAN.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

    The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 1996, and has determined that it would be desirable to request that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants. Coopers & Lybrand L.L.P. served as the Company's independent public accountants for the fiscal year ended June 30, 1995 and has reported on the Company's consolidated financial statements for such year. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

    While shareholder ratification is not required for the selection of Coopers & Lybrand L.L.P. since the Board of Directors has the responsibility for selecting the Company's independent public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1996.

                                 OTHER BUSINESS
                                    (ITEM 4)

    The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                         DATE FOR RECEIPT OF PROPOSALS

    Any proposal to be presented by a shareholder at the Company's 1996 Annual Meeting of Shareholders must be presented to the Company at least 120 days prior to the date that the Company mails the notice of such meeting. It is estimated that such deadline will be May 31, 1996, with the mailing of such notice to be approximately September 27, 1996.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     CHRIS A. CHOATE
                                                        SECRETARY

September 28, 1995
Fort Worth, Texas

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                      APPENDIX A

                     1995 OMNIBUS STOCK AND INCENTIVE PLAN
                                      FOR
                               AMERICREDIT CORP.

    1.   PURPOSE.   The  purpose of  this Plan  is to  advance the  interests of
Americredit Corp. and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees upon whose efforts and judgment its success is largely dependent.

    2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

    (A) "AGREED PRICE" shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant.

    (B) "AWARD" shall mean either an Option, a SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

    (C) "AVAILABLE SHARES" shall mean, at each time of reference, the total number of Shares described in SECTION 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

    (D) "BOARD" shall mean the Board of Directors of the Parent.

    (E) "CAUSE" shall mean the Holder's willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

    (F) "CODE" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

    (G) "COMMITTEE" shall mean the Compensation Committee of the Board, provided it shall have at least 3 members, all of whom are Disinterested Directors, at the time of reference, and if it does not have 3 members, then it shall mean the Board.

    (H) "COMPANY" shall mean the Parent and its Subsidiaries, except when it shall be appropriate to refer only to AmeriCredit Corp., then it shall be referred to as "Parent".

    (I) "DATE OF GRANT" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

    (J) "DIRECTOR" shall mean a member of the Board.

    (K) "DISINTERESTED DIRECTOR" shall mean a Director who is a "disinterested person" as that term is defined in Rule 16b-3 of the 1934 Act or any similar rule which may subsequently be in effect.

    (L) "DISABILITY" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve
(12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (iii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

    (M) "EFFECTIVE DATE" shall mean April 24, 1995.

    (N) "ELIGIBLE PERSON" shall mean those full time employees of the Company who the Committee determines have the capacity to substantially contribute to the success of the Company.

    (O) "FAIR MARKET VALUE" shall mean, as of a particular date, the closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day on such system. If neither clause (i) nor clause (ii) is applicable, the fair market value shall be determined by any fair and reasonable means prescribed by the Committee.

    (P) "HOLDER" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it should be appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided further that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

    (Q) "INCENTIVE STOCK OPTION" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

    (R) "LIMITED SAR" shall mean a limited stock appreciation right as defined in SECTION 18 hereof.

    (S) "NONQUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

    (T) "OPTION" (when capitalized) shall mean any Incentive Stock Option and Nonqualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Nonqualified Stock Option provisions.

    (U) "OPTIONEE" shall mean a person to whom an Option is granted (often referred to as a Holder).

    (V) "OPTION PRICE" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

    (W) "PARENT" shall mean AmeriCredit Corp., a Texas corporation.

    (X) "PERFORMANCE AWARD" shall mean the award which is granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in SECTION 13.

    (Y) "PERFORMANCE PERIOD" shall mean the period described in SECTION 13 with respect to which the performance objectives relate.

    (Z) "PLAN" shall mean this 1995 Omnibus Stock and Incentive Plan For AmeriCredit Corp.

    (AA) "PLAN YEAR" shall mean the 12 month period beginning April 24, 1995, and each April 24 thereafter, and ending on each succeeding April 23.

    (BB) "RESTRICTION(S)" shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" of such Available Shares, as those terms are defined under section 83(a)(1) of the Code.

    (CC) "RESTRICTED PERIOD" shall mean the period during which Restricted Shares shall be subject to Restrictions.

    (DD) "RESTRICTED SHARES" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

    (EE) "RESTRICTED SHARE AWARD" shall mean the award of Restricted Shares.

    (FF) "RESTRICTED SHARE DISTRIBUTIONS" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

    (GG) "SAR" shall mean a stock appreciation right as defined in SECTION 18 hereof.

    (HH) "SHARE(S)" shall mean a share or shares of the common stock, par value $.01 per share, of the Parent.

    (II) "SPREAD" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s).

    (JJ) "SUBSIDIARY" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

    (KK) "1933 ACT" shall mean the Securities Act of 1933, as amended.

    (LL) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

    3. AWARD OF AVAILABLE SHARES. As of the Effective Date, Two Million (2,000,000) Shares shall automatically, and without further action, become
Available Shares. To the extent any Award shall terminate, expire or be canceled, the Available Shares subject to such Award, with respect to which Holder received no benefits of ownership, shall remain Available Shares.

    4. CONDITIONS FOR GRANT OF AWARDS. (A) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

    (B) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

    (C) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

    (D) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

    (E) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Available Shares may provide for the issuance of such Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

    5. GRANT OF OPTIONS. (A) The Committee may grant to Optionees from time to time Options to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Nonqualified Stock Option.

    (B) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

    6. OPTION PRICE. (A) The Option Price shall be any price determined by the Committee; provided, however, that the Option Price may not be less than the par value of the Shares, and in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

    (B) Unless further limited by the Committee in any Option, the Option Price of any Available Shares purchased shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order, with Shares (but with Shares only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment of any Available Shares. If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date they are surrendered.

    7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Nonqualified Stock Option.

    8. EXERCISABILITY OF OPTIONS. (A) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option; provided, however, that, without limitation, in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may limit the exercisability for the first six (6) months following the Date of Grant, or provide that no Available Shares acquired on such exercise shall be transferable during such 6 month period, but in no event shall an Option be exercisable after the tenth (10th) anniversary of its Date of Grant.

    (B) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised.

    9. TERMINATION OF OPTION PERIOD. (A) As provided in SECTION 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause,
(ii) the tenth (10th) anniversary of the Date of Grant; and (iii) solely in the case of an Incentive Stock Option, three months after the date that Optionee ceases to be employed by the Company regardless of the reason therefor, other than a cessation by reason of death, or Disability, in which case the date of termination may be extended under the terms of the Incentive Stock Option agreement.

    (B) If provided in an Option, the Committee may, by giving written notice ("CANCELLATION NOTICE"), cancel, effective upon the date of the consummation of any of the transactions described in SUBSECTION 14(A), all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such corporate transaction.

    10. INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in section 425 of the Code] at the Date of Grant) unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

    11. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in SUBSECTION 5(B); and (iii) shall not be subject to SECTION 10 hereof. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

    12. RESTRICTED SHARE AWARDS. (A) Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares; and provided, further, that in the event such a provision is included in the Restricted Share Award of an officer (as defined in SECTION 18(L)), the election to receive cash in lieu of Restricted Shares shall be subject to the same limitations on exercise as are set forth in SECTION 18(L). As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay at least an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

    (B)  The  Restrictions on  Restricted  Shares shall  lapse  in whole,  or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

    (C) The Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

    (D) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Shares for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares except that the Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the agreement granting the Restricted Share Award, as reasonably determined by the Committee will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

    13. PERFORMANCE AWARDS. (A) The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, contingent on the Company's achievement of the specified performance measures during the Performance Period. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company's obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

    (B) The Committee shall determine the manner and medium of payment of each Performance Award, which manner may include immediate or deferred payment, and which medium may include cash, Shares (including, without limitation, Available Shares), Restricted Shares (but only if expressly provided for in the agreement evidencing the Performance Award), or any combination thereof as the Committee shall select.

    (C) Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder's termination of employment by the Company prior to the end of the Performance Period.

    14. ACCELERATION ON CHANGE IN CONTROL. (A) In the event of a change in control of the Company (as hereafter defined) all Awards shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this SECTION 14, such Award shall be "accelerated"). As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(b)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% of more of the combined voting power of the Company's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) a person (as defined in clause
(i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired), gross assets of the Company that have an aggregate fair market value greater than or equal to 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

    (B) Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under SUBSECTION 14(A), the portion of the Award which is accelerated is limited to that portion which can be accelerated without causing the Holder to have an "excess parachute payment" as determined under section 280G of the Code, determined by taking into account all of the Holder's "parachute payments" determined under section 280G of the Code, all as reasonably determined by the Committee.

    15. ADJUSTMENT OF AVAILABLE SHARES. (A) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

        (I) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under SECTION 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Shares shall continue to be subject to grant under SECTION 3, and to such Award, and

        (II) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the cost of acquiring each Share subject to such Award remains the same.

    (B) The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation Section 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

    (C) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

    (D) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent;
(5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

    16. TRANSFERABILITY OF AWARDS. Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to immediate family members of the Holder, to trusts for such family members, or to partnerships whose only partners are such family members, or (b) except as prohibited by Rule 16b-3, to a person or other entity for which the Holder is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further, that in each case the exercise of the Award will remain the power and responsibility of the Holder and that so long as the Holder lives, only such Holder (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Award.

    17. ISSUANCE OF SHARES. No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Shares shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

        (I) a representation, warranty or agreement by the person Holder such Shares to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

        (II) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

    Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

    18. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS. (a) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option ("RELATED OPTION"), or with respect to, or as some or all of, a Performance Award ("RELATED PERFORMANCE AWARD"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. A SAR or Limited SAR granted with respect to a Related Nonqualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

    (B) For the purposes of this SECTION 18, the following definitions shall apply:

        (I) The term "OFFER" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Shares of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

        (II) The term "OFFER PRICE PER SHARE" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or
    (2) the valuation placed on such securities or properties by the Committee.

       (III) The term "LIMITED SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

       (IV) The term "OFFER SPREAD" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

        (V) The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

       (VI) The term "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the Fair Market Value of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

    (C) To exercise the SAR or Limited SAR, the Holder shall:

        (I) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

        (II) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

    (D) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

    (E) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

    (F) Upon the exercise of a SAR or Limited SAR, and without limiting the generality of SECTION 3, the Available Shares under the Related Option or Related Performance Award to which such exercised SAR or Limited SAR relate shall never again be Available Shares.

    (G) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

    (H) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

    (I) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

    (J) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

    (K) The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

    (L) With respect to a Holder who, on the date of a proposed exercise of a SAR or Limited SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), and who would receive cash in whole or in part upon the proposed exercise of his SAR, or Limited SAR such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to
Section 16(b) of the 1934 Act) which, at the date of adopting this Plan, among other things, permits exercise during a period beginning on the third (3rd) business day following the Parent's public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such public release.

    19. ADMINISTRATION OF THE PLAN. (A) The Plan shall be administered by the Compensation Committee and, except for the powers reserved to the Board in
SECTION 22 hereof, the Committee shall have all of the administrative powers under Plan.

    (B) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

    (C) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

    (D) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

    20. TAX WITHHOLDING. On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash or in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award) the amount which the

Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided, further, that the Committee may require that such payment be made in cash.

    21. INTERPRETATION. (A) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

    (B) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

    (C) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

    (D) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

    22. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that [except to the extent provided in SECTION 15 hereof] no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in SUBSECTION 9(A)(II), or
(c) extend the termination date of the Plan as set forth in SECTION 24; and provided, further, that (except to the extent provided in SUBSECTIONS 8(B) AND 9(B) hereof) no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in any Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

    23. SECTION 83(B) ELECTION. If as a result of receiving an Award, a Holder receives Restricted Shares subject to a "substantial risk of forfeiture", then such Holder may elect under section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and
(iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

    24. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

                              AMERICREDIT CORP.

                                          By: __________________________________
                                          Title: _______________________________

   _____________________________

   _____________________________


1. Proposal to elect as Directors of the Company the following persons to hold office until the next annual election of Directors by the shareholders or until their successors have been duly elected and have qualified.

FOR all nominees           WITHHOLD AUTHORITY to vote          *EXCEPTIONS
listed below        / /    for all nominees listed below  / /              / /

Nominees: Clifton H. Morris, Jr., Michael R. Barrington, Daniel E. Barce,
          Gerald W. Haddock, James H. Greer, Kenneth H. Jones, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).
*Exceptions___________________________________________________________________

2. Proposal to approve the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.

                FOR  / /          AGAINST  / /        ABSTAIN  / /

3. Proposal to ratify the appointment of Coopers & Lybrand as accountants for the fiscal year ending June 30, 1996.

                FOR  / /          AGAINST  / /        ABSTAIN  / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                FOR  / /          AGAINST  / /        ABSTAIN  / /

CHANGE OF ADDRESS
AND OR COMMENTS,
MARK HERE.        / /

(Please sign exactly as name appears hereon. Proxies should be dated when signed. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for a corporation.
If shares are registered in more than one name, each joint owner should sign.)

Dated: _________________________________________, 1995

______________________________________________________
                     Signature

______________________________________________________
             Signature if held jointly

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.   / /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                           AMERICREDIT CORP.
                           200 BAILEY AVENUE
                         FORT WORTH, TEXAS 76107

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Clifton H. Morris, Jr. and Daniel E. Barce, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of AmeriCredit Corp. (the "Company"), held of record by the undersigned on September 15, 1995, at the Annual Meeting of Shareholders of the Company to be held on November 14, 1995, and any adjournments thereof.

     THIS PROXY, WHEN PROPOERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 4.


                                      AMERICREDIT CORP.
                                      P.O. BOX 11044
                                      NEW YORK, N.Y. 10203-0044